GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

October 28, 2008	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS FOURTH CONSECUTIVE QUARTER OF RECORD EARNINGS AND QUARTERLY DIVIDEND

Summary

In the face of a difficult economic environment for the financial services industry, German American Bancorp, Inc. continued its trend of exceptional performance reporting 3rd quarter net income of $3,319,000, or $0.30 per share, representing the fourth consecutive quarter of record earnings for the Company. 2008 year-to-date net income also achieved a record level of $9,450,000, or $0.85 per share. These record quarterly and year-to-date earnings were an increase of 32% and 43%, respectively, over the reported same period 2007 earnings.

In comparison to the prior year results, the Company outperformed in virtually every major category within the income statement reflecting increased revenue from both net interest income and total non-interest income coupled with flat to declining non-interest expenses.

During the 3rd quarter of 2008 relative to the same quarter last year, net interest income increased by $715,000, or 7%, and total non-interest income increased by $316,000, an 8% increase. Total non-interest expenses were flat to the same quarter last year, increasing in total by only $35,000 with the Company continuing to report strong productivity levels evidenced by a $170,000, or 3%, reduced level of salaries and benefits expense.

On a year-to-date comparison, the Company’s total revenue increased by $3.7 million as net interest income increased $2,030,000, or 7%, and total non-interest income improved by $1,664,000, or 14%. Further, total non-interest expenses declined by $576,000, or 2%, with all of this decrease attributable to a lower salaries and benefits expense.

Mark Schroeder, President & CEO of German American Bancorp, Inc., commenting on the Company’s fourth consecutive quarter of record financial performance, stated, “It is extremely gratifying that German American continues to deliver historic levels of financial performance in the face of an extremely difficult environment in which much of the financial industry, both on a regional and national basis, are facing serious challenges. As I previously stated, German American’s ability to deliver record financial performance during these turbulent times is attributable to a number of positive factors, but, in the big picture, it can be ascribed to operating the Company on a consistent and fundamentally sound conservative basis.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

In addition to our strong earnings and solid loan quality, we believe German American also has the competitive advantage of strength within both the capital and liquidity components of our balance sheet. For our customers, this means that German American and its affiliate banks, insurance agencies, and investment advisory offices offer one of their best alternatives in these turbulent times when they’re looking for a lender with staying power to finance their personal and business-related needs or for a safe haven for their deposits and investments. For our shareholders, this means that German American is extremely well positioned to capitalize upon the opportunities that will present themselves in the coming months and years as the financial services industry works through the issues facing many of our competitors.”

Schroeder continued, “That said, we remain very vigilant in terms of continuing to monitor the level of asset quality within our loan portfolio in recognition that a continued weakening of the general economic environment would likely present increasing challenges in terms of the maintenance of our overall level of asset quality. At this juncture, however, we are optimistic of our consumer and commercial customers’ ability to continue to perform very well relative to their credit commitments with German American.

In this difficult environment, we’re extremely thankful for the continued loyalty and support of both our customers and our staff. It’s in times like we’re currently facing that our staff’s dedicated efforts are more critical than ever to our success. Through the dedicated efforts of our staff over the past few years, we have grown and expanded our base of core loans and deposits, developed sources of fee-based revenues such as insurance and investment advisory services, all the while enhancing our level of productivity in terms of controlling the level of our operating expenses. We trust that these efforts and our resulting level of exceptional financial performance will culminate in the form of enhanced long-term shareholder value as the market, over time, again fully recognizes the inherent value of consistent, superior operating performance and the market for financial stocks improves.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2008 to shareholders of record as of November 10, 2008.

Balance Sheet Highlights

End-of-period loans outstanding totaled $886.8 million at September 30, 2008 an increase of $9.6 million or 4% on an annualized basis from June 30, 2008. Commercial loans increased $6.5 million or 5% annualized and agricultural loans increased $2.8 million or 7% annualized as of September 30, 2008 compared with June 30, 2008. Residential mortgage loans and consumer loans remained relatively stable with an increase of $311,000 during that same period.

Average loans outstanding totaled $889.2 million, an increase of $25.8 million or 3% during the third quarter of 2008 compared with the same quarter of 2007. Average commercial and agricultural loans totaled $651.4 million, an increase of $42.6 million or 7% during the quarter ended September 30, 2008 compared with the same quarter of the prior year. Average residential mortgage loans and consumer loans totaled $237.8 million during the quarter ended September 30, 2008 representing a decline of $16.8 million or 7% over the same period of 2007.

Non-performing loans totaled $7.4 million at September 30, 2008, a decline of $2.2 million or 23% compared to non-performing loans at June 30, 2008. This level of non-performing loans represents 0.84% of total loans outstanding at September 30, 2008.

End-of-period deposits totaled $906.4 million at September 30, 2008 a decrease of $17.4 million or 8% annualized from June 30, 2008. Non-maturity deposits including demand deposits, savings accounts and money market demand accounts decreased $13.4 million or 9% annualized at September 30, 2008 compared to June 30, 2008. Non-maturity deposits including demand deposits, savings accounts and money market demand accounts increased $78.2 million or 21% annualized at September 30, 2008 compared to December 31, 2007.

Average deposits totaled $917.3 million an increase of $12.6 million or 1% during the third quarter of 2008 compared with the same quarter of 2007. Average non-maturity deposits totaled $580.1 million, an increase of $118.8 million or 26% during the quarter ended September 30, 2008 compared with the same quarter of the prior year.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Income Statement Highlights

Quarter ended September 30, 2008 compared to quarter ended September 30, 2007

Net income for the third quarter of 2008 totaled $3,319,000, an increase of $811,000 or 32% over third quarter 2007 net income of $2,508,000.

During the quarter ended September 30, 2008 net interest income totaled $10,446,000 representing an increase of $715,000 or 7% over the third quarter of 2007. The tax equivalent net interest margin for the third quarter 2008 was 3.89% compared to 3.78% for the third quarter of 2007. The yield on earning assets totaled 6.19% during the quarter ended September 30, 2008 compared to 7.18% in the same period of 2007 while the cost of funds totaled 2.30% during 2008 compared to 3.40% in 2007.

The provision for loan loss totaled $838,000 during the quarter ended September 30, 2008, representing a decline of $103,000 from the third quarter 2007. During the third quarter of 2008 the annualized provision for loan loss represented approximately 38 basis points of average loans while annualized net charge-offs represented approximately 60 basis points of average loans. One single commercial credit charge-off totaled $1.2 million and represented 54 basis points of average loans for the quarter ended September 30, 2008. The charge-off amount for this credit was fully provided for in prior periods. In addition, this commercial credit was moved to other real estate owned during the third quarter 2008 and has subsequently been sold in the fourth quarter 2008 with no additional loss associated with the property.

During the third quarter of 2008, non-interest income totaled $4,324,000 representing an increase of $316,000 or 8% over the third quarter of 2007.

Deposit service charges and fees totaled $1,293,000 during the quarter ended September 30, 2008 representing an increase of $171,000 or 15% over the same period of 2007. The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the quarter ended September 30, 2008, the net gain on sale of residential loans totaled $330,000, an increase of $118,000 or 56% over the gain recognized in the quarter ended September 30, 2007. The increase was attributable to higher levels of residential loan sales which totaled $23.7 million in the third quarter of 2008, compared to $17.6 million in the same period of 2007 combined with a higher margin on the loans sold.

The Company recognized a net loss on securities of $106,000 in the third quarter of 2008. The Company sold approximately $18 million of agency mortgage related securities at a gain of $244,000 during the third quarter 2008. Also, during the quarter ended September 30, 2008, the Company recognized an other-than-temporary impairment expense of $350,000 on its portfolio of non-controlling investments in other banking organizations. The Company has no investments in agency preferred securities.

During the quarter ended September 30, 2008, non-interest expense totaled $9,159,000, an increase of $35,000 or less than 1% from the same period of 2007.

Salaries and benefits totaled $5,225,000 in the quarter ended September 30, 2008 representing a decline of $170,000 or 3% from the same quarter of 2007. The decline was largely attributable to a decrease of approximately 24 full-time equivalent employees, or 6% of total full-time equivalent employees, during the third quarter of 2008 compared with the third quarter of 2007. The decline in salaries and benefits was achieved while the Company recognized $196,000 for post-retirement benefits for employees that were accrued as part of the Company’s formal review of effectiveness and efficiency.

Year-to-date September 30, 2008 compared to year-to-date September 30, 2007

Net income for the nine months ended September 30, 2008 totaled $9,450,000, an increase of $2,820,000 or 43% over net income of $6,630,000 during the first nine months of 2007.

During the nine months ended September 30, 2008 net interest income totaled $30,630,000 representing an increase of $2,030,000 or 7% over the first nine months of 2007. The tax equivalent net interest margin for the first nine months of 2008 was 3.84% compared to 3.81% for the same period of 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The provision for loan loss totaled $3,116,000 during the nine months ended September 30, 2008, representing a decline of $128,000 or 4% from the year to date September 30, 2007 provision of $3,244,000. During 2008, the annualized provision for loan loss represented approximately 47 basis points of average loans while annualized net charge-offs represented approximately 27 basis points of average loans.

During the nine months ended September 30, 2008, non-interest income totaled $13,849,000 representing an increase of $1,664,000 or 14% over 2007.

Trust and investment product fees totaled $1,841,000 during the nine months ended September 30, 2008 representing a decline of $153,000 or 8% from the same period of 2007. Deposit service charges and fees totaled $3,721,000 during the nine months ended September 30, 2008 representing an increase of $567,000 or 18% over the same period of 2007. The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

During the nine month period ended September 30, 2008, insurance commission and fees totaled $4,612,000 which is an increase of $218,000 or 5% compared to the same period of 2007. The increase was attributable to an increase in contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance.

During the nine months ended September 30, 2008, the net gain on sale of residential loans totaled $1,058,000, an increase of $513,000 or 94% over the gain of $545,000 recognized in the nine months ended September 30, 2007. The increase was attributable to higher levels of residential loan sales which totaled $84.4 million in the first nine months of 2008, compared to $45.2 million in the same period of 2007.

The Company recognized a net gain on securities of $179,000 in the nine months ended September 30, 2008. The Company sold approximately $34 million of agency mortgage related securities at a gain of $433,000 during 2008. In addition, the Company recognized a gain of $96,000 on the mandatory redemption on a portion of VISA stock acquired as part of the initial public offering of VISA, Inc. During the quarter ended September 30, 2008, the Company recognized an other-than-temporary impairment expense of $350,000 on its portfolio of non-controlling investments in other banking organizations.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the nine months ended September 30, 2008, non-interest expense totaled $27,492,000, a decline of $576,000 or 2% from the same period of 2007.

Salaries and benefits totaled $15,670,000 in the nine months ended September 30, 2008 representing a decline of $782,000 or 5% from the same period of 2007. The decline was largely attributable to a decrease of approximately 29 full-time equivalent employees, or 7% of total FTEs, during the first nine months of 2008 compared with the first nine months of 2007. The decline in salaries and benefits was also achieved while the company recognized $662,000 for post-retirement benefits for employees that were accrued as part of the Company’s formal review of effectiveness and efficiency.

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with seven branch offices throughout its market area.

*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward Looking Statements

German American’s statements in this press release regarding its outlook for its future financial and stock market performance (including the Company’s optimism about the ability of its credit customers to perform their commitments, and its positioning to capitalize upon future opportunities within the financial services industry) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities including possible future sales or repurchases on redemptions by one company of debt on equity securities issued by it or that is may issue; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,
	2008	2007

ASSETS
Cash and Due from Banks	$22,741	$20,951
Short-term Investments	16,047	17,573
Investment Securities	151,438	149,954

Loans Held-for-Sale	4,993	4,562

Loans, Net of Unearned Income	886,807	864,990
Allowance for Loan Losses	(9,358)	(8,055)
Net Loans	877,449	856,935

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	22,807	23,211
Goodwill and Other Intangible Assets	13,018	13,909
Other Assets	59,487	37,876
TOTAL ASSETS	$1,178,601	$1,135,592

LIABILITIES
Non-interest-bearing Demand Deposits	$147,196	$132,624
Interest-bearing Demand, Savings, and
Money Market Accounts	420,827	328,847
Time Deposits	338,340	446,138
Total Deposits	906,363	907,609

Borrowings	157,893	119,189
Other Liabilities	13,324	14,102
TOTAL LIABILITIES	1,077,580	1,040,900

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,397	79,379
Retained Earnings	21,210	15,450
Accumulated Other Comprehensive Income (Loss)	414	(137)
TOTAL SHAREHOLDERS' EQUITY	101,021	94,692

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,178,601	$1,135,592

END OF PERIOD SHARES OUTSTANDING	11,030,288	11,029,484

BOOK VALUE PER SHARE	$9.16	$8.59

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$14,414	$16,585	$44,299	$47,498
Interest on Short-term Investments	97	145	566	349
Interest and Dividends on Investment Securities	2,218	1,908	6,467	6,078
TOTAL INTEREST INCOME	16,729	18,638	51,332	53,925

INTEREST EXPENSE
Interest on Deposits	4,893	7,326	16,404	20,581
Interest on Borrowings	1,390	1,581	4,298	4,744
TOTAL INTEREST EXPENSE	6,283	8,907	20,702	25,325

NET INTEREST INCOME	10,446	9,731	30,630	28,600
Provision for Loan Losses	838	941	3,116	3,244
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,608	8,790	27,514	25,356

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	330	212	1,058	545
Net Gain (Loss) on Securities	(106)	-	179	-
Other Non-interest Income	4,100	3,796	12,612	11,640
TOTAL NON-INTEREST INCOME	4,324	4,008	13,849	12,185

NON-INTEREST EXPENSE
Salaries and Benefits	5,225	5,395	15,670	16,452
Other Non-interest Expenses	3,934	3,729	11,822	11,616
TOTAL NON-INTEREST EXPENSE	9,159	9,124	27,492	28,068

Income before Income Taxes	4,773	3,674	13,871	9,473
Income Tax Expense	1,454	1,166	4,421	2,843

NET INCOME	$3,319	$2,508	$9,450	$6,630

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.30	$0.23	$0.85	$0.60

WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,484	11,008,562	11,029,484	11,008,562
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,776	11,025,875	11,029,717	11,022,693

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.13%	0.89%	1.08%	0.80%
Annualized Return on Average Equity	13.42%	10.71%	12.73%	9.51%
Net Interest Margin	3.89%	3.78%	3.84%	3.81%
Efficiency Ratio (1)	61.39%	65.78%	61.25%	68.05%
Net Overhead Expense to Average Earning Assets (2)	1.78%	1.97%	1.69%	2.08%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.60%	0.31%	0.27%	0.37%
Allowance for Loan Losses to Period End Loans			1.06%	0.93%
Non-performing Assets to Period End Assets			0.95%	0.53%
Non-performing Loans to Period End Loans			0.84%	0.54%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,174,953	$1,127,820	$1,165,625	$1,110,415
Average Earning Assets	$1,086,101	$1,038,211	$1,077,497	$1,019,275
Average Total Loans	$889,167	$863,405	$876,666	$832,600
Average Demand Deposits	$141,089	$131,011	$138,218	$133,096
Average Interest Bearing Liabilities	$920,640	$889,430	$914,318	$870,907
Average Equity	$98,923	$93,659	$98,951	$92,944

Period End Non-performing Assets (3)			$11,176	$6,037
Period End Non-performing Loans (4)			$7,419	$4,644

Tax Equivalent Net Interest Income	$10,596	$9,863	$31,039	$29,061
Net Charge-offs during Period	$1,333	$662	$1,802	$2,318

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.